SEVERANCE AGREEMENT AND GENERAL RELEASE

This Severance Agreement and General Release (the “Agreement”) is made between Fresh Healthy Vending International, Inc. (the “Company”) and Mark Cole (“Employee” or “you”).  The term “Company” includes parents, subsidiaries, divisions, and/or related companies, their directors, officers, shareholders, employees, agents, attorneys, and successors of the Company.

IT IS AGREED THAT:

1.

Your last date of employment with the Company is April 30, 2014 (the “Termination Date”).

2.

Although the Company is not obliged to do so under the terms of your employment agreement effective February 18, 2014 (the “Employment Agreement”), the Company shall pay you severance (the “Severance Payment”) in the form of your current Company salary through May 31, 2014, provided you have materially complied with all of the terms of this Agreement.  The Company and you agree that 10,000 shares of the Company’s common stock awarded to you as part of the Grant Shares defined within your Employment Agreement have vested (the “Vested Grant Shares”), and that the balance of the Grant Shares, namely 110,000 shares are hereby cancelled, terminated and of no further effect as of that date. All payments hereunder will be paid as set forth above less (in the case of cash compensation) legally required federal, state and local deductions.

3.

In consideration of the Severance Payment, following the Termination Date and until May 15, 2014 (or such other date as the parties may agree in writing executed by both of them), you agree to provide reasonable advisory services to the Company at mutually acceptable times and terms, on an as-needed basis not to exceed 40 hours per week.

4.

Employee acknowledges and agrees that the Company has paid Employee all wages, salary, commissions, accrued vacation, incentives and any other expectation of remuneration or benefit through the date of this Agreement including the portion of the Severance Payment payable upon execution hereof, and will execute and deliver an updated acknowledgement as of the Termination Date. Except for the compensation herein provided including salary and confirmation of your Vested Grant Shares, you disclaim any other rights you may have by contract or at law to any additional compensation or emolument that may be claimed by you from the Company.

5.

In consideration of the payment and receipt by Employee of the Severance Payment and Vested Grant Shares, and for other good and valuable consideration described herein, receipt of which is hereby acknowledged, you understand that you voluntarily release and forever discharge the Company from any and all actions or causes of action, suits, claims, charges, complaints, contracts, agreements and promises, whatsoever, whether known or unknown, including but not limited to any claim under contract and/or equity and/or any law, relating in any way to your employment with the Company or the termination of that employment.  This waiver of claims includes any claims of discrimination on any grounds, whether or not you have previously filed such a claim.  You understand that you are giving up any rights or claims which you may have under the numerous laws and regulations regulating employment, whether on the federal, state, or local level, including, but not limited to, the Age Discrimination in Employment Act of 1967, as amended, Title VII of the Civil Rights Act of 1964, as amended, the Americans with Disabilities Act, the Fair Labor Standards Act, the Equal Pay Act, the Family and Medical Leave Act, and any other federal, state or local wage-payment law, civil or human rights or employment law alleging discrimination or retaliation, or any other alleged violation of any local, state or federal law, regulation or ordinance, and/or public policy or tort law, or claim of breach of contract or for personal injury that you ever had through the date of this Agreement.

6.

The Company voluntarily releases and forever discharges the Employee from any and all actions or causes of action, suits, claims, charges, complaints, contracts, agreements and promises, whatsoever, whether known or unknown, including but not limited to any claim under contract and/or equity and/or any law, relating in any way to your employment with the Company.

7.

Except as required to provide services to be performed hereunder, you agree that you will promptly return, but in any event no longer than two (2) business days, to the Company any and all files, books, records, materials, equipment or documents in your possession that were provided to or obtained by you in connection with your employment and in connection with this Agreement.  Such documents and materials include but are not limited to all computer software, data base or customer information, publications, correspondence, notes and notebooks, tape recordings, and other written, typed, printed or recorded materials to which the Employee had access or which the Employee developed during the course of your employment with the Company.

8.

It is understood and agreed that you will not talk about, discuss or communicate with anyone, orally or in writing, concerning the matter which is the subject of this Agreement except you may (i) discuss this Agreement with your spouse and children, (ii) permit your accountant to review this Agreement in connection with the filing of tax returns, (iii) permit attorney(s) of your choice to review this Agreement, and (iv) testify truthfully under oath pursuant to a subpoena (in which event you will provide the Company with prompt notice of the subpoena in advance of providing such testimony).  Nothing herein shall be deemed to restrict the ability of Employee to communicate or disclose this Agreement or the subject matter contained herein in connection with any due diligence related to Employee’s employment with another company, entity or person.

9.

Employee understands and acknowledges that because of the Employee's experience with and relationship of trust with the Company, Employee has had access to and learned about much or all of the Company’s trade secrets and/or confidential or proprietary information, including Customer Information. Customer Information includes, but is not limited to, names, phone numbers, addresses, e-mail addresses, order history, order preferences, pricing information and other information identifying facts and circumstances specific to the customer and relevant to sales/services.  Accordingly, in consideration of this Agreement, Employee agrees and covenants that Employee will not use the Company’s trade secrets and/or confidential or proprietary information to directly or indirectly solicit the customers of the Company, or to interrupt, disturb or interfere with the relationships of the Company with its customers.

10.

Each of the parties agrees that it will not directly or indirectly make any statement that will or may have the effect of disparaging the other, or which is or may be derogatory of the other party, or which has or may have an adverse effect on the business or reputation of the other party.

11.

You expressly agree that this Agreement is not and shall not in any way be deemed to constitute an admission or evidence of any breach of contract, wrongdoing or liability on the part of the Company, nor of any violation of any federal, state or municipal statute, regulation or principle of common law or equity.

12.

You represent and agree that you have neither filed nor authorized the filing on your behalf of any claims against the Company with any state, federal, or local agency or court or in any other forum or tribunal with respect to anything that has happened up through the date of this Agreement.  Should any government agency or other third party pursue any actions or other claims on Employee’s behalf, Employee hereby agrees to waive any right to recovery or monetary award from such actions or proceedings.

13.

No waiver of any breach of any term or provision of this Agreement shall be construed to be, or shall be, a waiver of any other breach of this Agreement.  No waiver shall be binding unless in writing and signed by the party waiving the breach.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, successors and permitted assigns.  The Company may assign this Agreement without notice in its sole discretion.

14.

Employee has read Section 1542 of the Civil Code of the State of California, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Employee understands that Section 1542 gives Employee the right not to release existing claims of which Employee is presently unaware, unless Employee voluntarily chooses to waive this right. Having been so apprised, Employee nevertheless hereby voluntarily elects to, and does, waive the rights described in Section 1542, and elects to assume all risks for claims that now exist in Employee’s favor, known or unknown, from the subject of this Agreement.

15.

This Agreement is deemed to be made in the State of California.  This Agreement is to be interpreted under the laws of the State of California without regard to conflict of law principles.

16.

Employee acknowledges that Employee has received a copy of this Agreement and that the Company has informed Employee that Employee should consult with an attorney in connection with it.  Employee acknowledges that Employee’s decision to consult with an attorney or not to consult with any attorney was made without influence by the Company.  Employee further acknowledges that Employee has had at least 21 days in which to consider, execute, and return this Agreement.  Notwithstanding Employee’s right to consider this Agreement for 21 days, if Employee signs this Agreement before the expiration of the 21-day period, Employee will have done so knowingly and voluntarily, and will have expressly waived employee’s right to consider this Agreement for the balance of the 21 day period.  In addition, should Employee fail to return an executed copy of this Agreement within 21 days, the Company shall have no obligations under this Agreement.

17.

This Agreement shall not become effective until seven (7) days after the date Employee executes the Agreement (the “Effective Date”), and Employee may cancel this Agreement within seven (7) days of the date Employee executes it, except that any cancellation must be in writing, signed by Employee, and delivered to the Company prior to the expiration of the seven-day period. In the event of cancellation of this Agreement all provisions within the Employment Agreement relating to termination and the rights of the parties shall nevertheless remain effective.

18.

This Agreement may be executed by facsimile or other electronic means, and in counterparts, and shall be fully binding and enforceable upon the parties when so executed.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the latest date set forth below.

_______________.

By: /s/Jonathan Shultz

Dated:

30 April 2014

/s/ Mark Cole

Dated:

30 April 2014

MARK COLE

STATE OF

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:ss.:

COUNTY OF

)

On the ____ day of ______ 2014 before me personally appeared Mark Cole personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person on behalf of which the individual acted, executed the instrument and that such individual made such appearance before the undersigned.

NOTARY PUBLIC

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